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                                                                   EXHIBIT 10.32
                             EMPLOYMENT AGREEMENT

     This Agreement is effective the 1st day of March, 1998 by and between COYOTE SPORTS, INC., a Nevada corporation, with its principal offices located at 2291 Arapahoe Avenue, Boulder, Colorado 80302 (hereinafter the "Company") and JAMES A. PFEIL residing at 1695 Mt. Pass Circle, Vista, CA 92083 (hereinafter the "Officer").

     The Company designs, engineers, manufactures, markets and distributes brand name sports and recreational products worldwide (the "Business"). The Company desires to secure and retain the services of Officer and such services are considered by the Company to be valuable with regard to the Business. The Company, through its Board of Directors, agrees to employ the Officer in the office of Vice President of the Company for the Term, and Officer agrees to accept such employment and office upon the terms and conditions set forth herein.

1.   Term. Subject to the provisions for renewal and termination as hereinafter
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     provided, the term of this Agreement shall commence on January 1, 1998  and terminate on December 31, 1999. This Agreement will be renewed automatically, upon the same terms and conditions, for successive periods of one year each, until either party at least sixty days prior to the expiration of the original term or any extended term, shall give written notice to the other of its intention not to renew such employment. Officer shall remain an employee during the sixty day notice period. Any election not to renew or to terminate by the Company shall be effected by a duly adopted resolution of the Company's Board of Directors. Unless otherwise stated, any notice of nonrenewal shall be treated as a termination without cause. The obligations of the Officer under Sections 9 and 10 shall survive termination or expiration of this Agreement. The obligations of the Company under the Agreement that by their terms are to be paid or to continue after termination of the Agreement, shall also survive such termination or expiration.

2.   Duties.  The Company agrees to employ the Officer as Vice President of the
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     Company. The responsibilities of the Officer shall be as directed by the
     Company's President.  The Officer shall report to the President.

3.   Outside Commitments.   The Officer shall not be constrained from
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     continuation of limited outside business commitments so long as such commitments do not interfere or conflict with the performance of his duties as Vice President of the Company. Any outside business activities which involve remuneration to the Officer, shall require the prior approval of the Board of Directors. Such approval shall not be unreasonably withheld so long as the outside commitment does not conflict with the Officer's responsibilities to the Company.

4.   Compensation.  For all services rendered by the Officer under this
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     Agreement,  the Company shall pay to the Officer base cash compensation of
     $8,000.00 per month through December 31, 1998.  Such compensation shall be
     payable bimonthly in equal installments.   Beyond  December 31, 1998,
     compensation is subject to such increases as may be granted from time
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     to time by the Board of Directors, but in no event shall such increase be less than the average percentage increase granted to the top ten salaried employees of the Company, unless mutually agreed upon by Officer and the Company. The Officer shall be entitled to a bonus scheme and stock options based upon meeting agreed upon objectives determined by the Board of Directors. The Company will provide term life insurance of $400,000 payable to a beneficiary of the Officer's choice, provided that Officer passes the physical examination required for said insurance and the annual premium cost for said insurance is less than $1,000. The Officer will be eligible for participation, according to the eligibility requirements of the plans, for participation in all other employee benefit programs including, but not limited to, medical, dental, workers compensation and disability insurance, as well as any 401(k) plan and existing or future pension or other employee benefits. Any additional benefits desired by the Officer may be, at the Officer's discretion, deducted from the base compensation in lieu of payment by the Officer thereof.

5.   Expenses.  The Officer shall be entitled to reimbursement for all
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     reasonable expenses including travel, entertainment and similar items which may be incurred in connection with performance of his duties. Expenses incurred by the Officer pursuant to this section will be reimbursed by the Company upon presentation by the Officer from time to time of an itemized account of such expenditures in a form reasonably acceptable to the Company's President or Chief Financial Officer. The Board of Directors has the right to review these expenses at any time.

6.   Working Facilities.  The Officer shall be furnished with all such
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     facilities and services suitable to his position and adequate for the performance of his duties.

7.   Vacation.  The Officer shall be entitled each year to a vacation of four
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     (4) weeks (20 days) per year, during which time his compensation will be paid in full.  Unused vacation may not be carried over.

8.   Termination.
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     a) The Company may terminate this Agreement for cause at any time on 30 days written notice to the other party thereof. In any termination for cause by the Company, "cause" shall mean: (i) gross misconduct, such as, but not limited to dishonesty, theft or embezzlement with regard to material property of the Company; (ii) excessive unauthorized absenteeism, after written notification from the Board of Directors of such absenteeism, and the Officer's failure to cure the problem; (iii) any of the following acts which have a material, negative impact on the financial condition of the Company: (a) actual fraud or other material acts of dishonesty in conducting the Company's business or in the fulfillment by the Officer or his assigned responsibilities; (b) the destruction of any material amount of the Company's property willfully or through the Officer's gross neglect; (c) the unauthorized willful disclosure of any Proprietary Information of the Company to any person, business or entity in violation of this Agreement or (d) a violation of internal controls or

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          procedures. If the Officer is terminated for cause as defined in this section, all benefits and entitlements provided under this Agreement, including but not limited to, the vesting of options and payment of compensation, shall terminate as of the date of notification of termination for cause.

     b) In the event of a change in control of the Company, regardless of whether such control has received the endorsement or recommendation of the Board of Directors of the Company, the Officer shall be paid compensation as set forth in Exhibit B - Change in Control Agreement.

     c) If the Company terminates the Officer without cause, the Officer shall receive 6 months salary. Stock options will continue to vest as they normally would throughout the term of this Agreement, however, after three months, any options not exercised will be non-qualified options. The Officer shall have the option of selecting regular biweekly payments or a net present value lump sum payment discounted by the Prime Rate as published in the Wall Street Journal within 30 days of the notice of termination without cause.

9.   Noncompetition Agreement. Officer acknowledges that the Company has trade
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     secrets and confidential information that, as Vice President, he will have access to all such trade secrets and confidential information. Therefore, in consideration for the severance benefits set forth above, the Officer agrees that for a period of the greater of (i) nine months subsequent to the Termination Date or (ii) the severance pay period provided for in
     Section 8c), the Officer will not, directly or indirectly:

     a) Call upon any person or entity which was a customer of the Company immediately prior to the Termination Date for the purpose of diverting, taking away business of, or selling products or services competitive with significant products or services provided by the Company on the Termination Date.

     b) Alone or in any capacity solicit or in any manner to solicit or induce any persons or persons employed by the Company within one year prior to the Termination Date to leave such employment.

     c) Within the United States of America, either as an employee, employer, consultant, agent, principal, partner, more that 5% shareholders, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that designs, engineers, manufactures, markets or distributes sports and recreational products, or that is in competition in any significant manner with any Material Business conducted by the Company subsequent to the date of this Agreement and in which the Company is involved on the Termination Date. Material Business shall be defined as that business which comprises in excess of 10% of the Company's revenue for the prior 12-month period.

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10.  Nondisclosure of Proprietary Information.  In view of the fact that
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     Officer's employment by the Company will bring him into contact with certain confidential matters of the Company, its customers and suppliers, including, without limitation, matters of a technical nature (such as information about costs, profits, markets, price lists, sales, data files, mailing lists and lists of customers) and any other information of a similar nature to the extent not available to the public (the "Confidential Matters"), Officer agrees not to disclose, either during his employment or for a period of three years thereafter, any Confidential Matters of the Company, whether or not developed, to any person except with the Company's prior written consent and then only after such person has signed an agreement similar to this Agreement, or an agreement approved by the Company prior to such disclosure. In the event that the Board of Directors determines that the Officer possesses a significant Confidential Matter in the nature of a trade secret or other proprietary information that will not be in the public domain at the end of the three year period, upon written notification from the Board of Directors prior to the end of the three year period, the Officer agrees to keep that matter confidential indefinitely. In the event Officer has some question as to whether or not certain information is covered by this paragraph, Officer shall treat the information as within this paragraph until told otherwise by the Company, in writing. Officer further agrees to deliver to the Company, on the date of termination of his employment, for whatever reason, all memoranda, notes, records, reports, manuals, drawings, sketches, blueprints, bulletins, writings, proposals, notebooks, manuals and other documents containing confidential information of the Company, including all copies or summaries thereof, which Officer may possess or have in his control.

     It is agreed that Officer's services to the Company and his knowledge of the Company's activities are unique in that any breach or threatened breach by Officer of this Section cannot be remedied solely by damages. Accordingly, the breach of, or threatened breach by, Officer of the provisions of this Section shall allow the Company to seek injunctive relief restraining the Officer and any business, firm, partnership, or corporation from participating in such breach or anticipated breach, or engaging in any activity which shall constitute a breach of the provisions of this Section. The Company shall also have the right to bring an action to obtain monetary damages to which it may be entitled from Officer or any party who is involved in the use or dissemination of such confidential information.

11.  Notices.  All notices and other communications hereunder shall be in
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     writing and shall be deemed to have been duly given or delivered if (i)
     delivered personally; (ii) mailed by certified mail, return receipt requested, with property postage prepaid; or (iii) delivered by recognized courier contracting for same day or next day delivery with signed receipt acknowledgment to the Company or the Officer.

     If to the Company:    Jim Probst, President
                           Coyote Sports, Inc.
                           2291 Arapahoe Avenue
                           Boulder, CO 80302

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     With a copy to:     Laurie P. Glasscock,  Esq.
                         Chrisman, Bynum & Johnson, P.C.
                         1900 Fifteenth Street
                         Boulder, CO 80302

     If to the Officer:  James A. Pfeil
                         1695 Mt. Pass Circle
                         Vista, CA 92083

or at such other address as either party may specify from time to time in writing to the other.

12.  Assignment of  Inventions.  The Officer agrees to assign patent rights
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     developed during the term of this Agreement to the Company.

13.  Arbitration.  Except as provided below, any and all disputes arising under
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     or related to this Agreement which cannot be resolved through negotiations between the parties shall be submitted to binding arbitration. If the parties fail to reach a settlement of their dispute within fifteen (15) days after the earliest date upon which one of the parties notified the other(s) of its desire to attempt to resolve the dispute, then the dispute shall be promptly submitted to arbitration by a single arbitrator. The arbiter shall be selected by the parties based upon his or her expertise in the subject matter(s) of the dispute. The decision of the arbitrator shall be final, nonappealable and binding upon the parties, and it may be entered in any court of competent jurisdiction. The arbitration shall take place in Boulder, Colorado. The arbitrator shall be bound by the laws of the State of Colorado applicable to the issues involved in the arbitration and all Colorado rules relating to the admissibility of evidence, including, without limitation, all relevant privileges and the attorney work product doctrine. All discovery shall be completed in accordance with the time limitations prescribed in the Colorado rules of civil procedure, unless otherwise agreed by the parties or ordered by the arbitrator on the basis of strict necessity adequately demonstrated by the party requesting an extension of time. The arbitrator shall have the power to grant equitable relief where applicable under Colorado law. The arbitrator shall issue a written opinion setting forth his or her decision and the reasons therefor within thirty (30) days after the arbitration proceeding is concluded. The obligation of the parties to submit any dispute arising under or related to this Agreement to arbitration as provided in this Section shall survive the expiration or earlier termination of this Agreement. Notwithstanding the foregoing, either party may seek and obtain an injunction or other appropriate relief from a court to preserve or protect trademarks, trade names, copyrights, patents, trade secrets or other intellectual property or confidential information or to preserve the status quo with respect to any matter pending conclusion of the arbitration proceeding, but no such application to a court shall in any way be permitted to stay or otherwise impede the progress of the arbitration proceeding.

     In the event of any arbitration or litigation being filed or instituted between the parties concerning this Agreement, the prevailing party will be entitled to receive from the other

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     party or parties its attorneys' fees, witness fees, costs and expenses, court costs and other reasonable expenses, whether or not such controversy, claim or action is prosecuted to judgment or other form of relief.

14.  General Provisions.  This Agreement shall be governed by and construed
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     under the laws of the state of Colorado, giving effect to its conflict of law principles. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.
     Neither party may assign his or its obligations under this Agreement to any other party.

15.  Severability.  If any provision of this Agreement is held to be invalid or
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     unenforceable by any court of competent jurisdiction, such holdings shall not affect the enforceability of any other provision of this Agreement, and all other provisions shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

The Officer:                  The Company:

                              COYOTE SPORTS, INC.


/s/ James A. Pfeil            By:   /s/ Jim Probst
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James A. Pfeil                    Jim Probst, President

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